Exhibit 10.33
PROMISSORY NOTE

$2,330,000	December 1, 2004
     FOR VALUE RECEIVED, Synergetics Development Company, L.L.C., a Missouri limited liability company (the “Obligor”) hereby promises to pay to the order of The Industrial Development Authority of St. Charles County, Missouri, a public corporation of the State of Missouri (the “Issuer”), for deposit in The Industrial Development Authority of St. Charles County, Missouri, Bond Fund - Synergetics Development Company Project (the “Bond Fund”) established pursuant to the Indenture of Trust, dated as of September 1, 2002, as supplemented by the First Supplemental Indenture of Trust, dated as of December 1, 2004 (as supplemented, the “Indenture”), from the Issuer to UMB Bank, N.A., as Trustee (the “Trustee”), the principal amount of $2,330,000 together with interest and premium, if any, thereon as hereinafter provided. Said sum, together with the interest and premium, if any, thereon, is payable in federal or other immediately available funds during normal banking hours in installments as follows:
(a)	At or before 11:00 a.m., St. Louis, Missouri time, on the first day of each calendar month, commencing June 1, 2005, as principal, the amount of the principal of the Bonds (as hereinafter defined) coming due on such Bond Payment Date, whether at stated maturity, by redemption or acceleration or otherwise;

(b)	At or before 11:00 a.m., St. Louis, Missouri time, on the first day of each calendar month commencing January 1, 2005, as interest, the amount of the interest coming due on the Bonds on such Bond Payment Date; and

(c)	At or before 11:00 a.m., St. Louis, Missouri time, on or before the day on which any Bonds are to be redeemed, as premium, if any, the amount of the redemption premium, if any, on the Bonds coming due on such Bond Payment Date.
     The term “Bond Payment Date” means each Interest Payment Date (as defined in the Indenture) until the Issuer’s Private Activity Revenue Bonds, Series 2004 (Synergetics Development Company Project) in the principal amount of $2,330,000 (the “Series 2004 Bonds”) are deemed to be paid under Article XII of the Indenture, and any other date on which any Series 2004 Bonds are to be redeemed or on which all of the Series 2004 Bonds have been declared due and payable pursuant to the Indenture.
     Any moneys on deposit in the Bond Fund on any Bond Payment Date that are available for the payment of the principal of or redemption premium, if any, or interest on the Series 2004 Bonds and not previously so credited shall be credited to the extent of such deposits against the obligation of the Obligor to make the payments described above.
     This Note is issued to evidence the obligation of the Obligor to repay the loan in the amount of $2,330,000 by the Issuer to the Obligor. This Note is described in and secured by a certain Future Advance Deed of Trust and Security Agreement dated as of September 1, 2002, as supplemented by the First Supplemental Future Advance Deed of Trust and Security Agreement dated as of December 1, 2004 (as supplemented, the “Deed of Trust”) executed and delivered by the Obligor to the mortgage trustee therein named for the benefit of the Issuer and by an Assignment of Leases dated as of September 1, 2002, as supplemented by the First Supplemental Assignment of Leases dated as of December 1, 2004 (as supplemented, the “Assignment of Leases”) executed and delivered by the Obligor for the benefit of the Issuer, both covering certain property located in St. Charles County, State of Missouri, in which County said Deed of Trust and said Assignment of Leases have been duly recorded, and to which Deed of Trust and Assignment of Leases reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured. This Note is also described in a certain Loan Agreement dated as of September 1, 2002, as supplemented by the First Supplemental Loan Agreement dated as of December 1, 2004 and executed by the Obligor and the Issuer.
     It is intended that the payments of principal of and premium, if any, and interest on this Note be sufficient to pay when due the principal of and redemption premium, if any, and interest on the Series 2004 Bonds and, in addition to the installments described above, the Obligor shall pay upon demand any further amounts in federal or other immediately available funds as may from time to time be required to pay when due any principal of or redemption premium or interest on the Series 2004 Bonds.
     The obligations of the Obligor to make the payments required hereunder are absolute and unconditional, all as further described in the Loan Agreement.
     The amounts payable under this Note are subject to prepayment as provided in the Loan Agreement.
     Upon the occurrence of an Event of Default (as defined in the Loan Agreement), the unpaid principal of and accrued interest on this Note may, at the option of the holder hereof, be declared due and payable as provided in the Loan Agreement and the Indenture. The failure of the holder of this Note to exercise such option and to declare such indebtedness to be due as specified in the Loan Agreement and the Indenture shall not constitute a waiver of the right at any time thereafter to declare the entire amount of such indebtedness to be due and payable.
     The Issuer’s right, title and interest in, to and under this Note and the Loan Agreement (except as specified therein) have been assigned to the Trustee and it is contemplated that the Issuer will endorse this Note to the order of the Trustee. Payments on this Note shall be made to the Trustee, as assignee of the Issuer, at the payment office of the Trustee in Kansas City, Missouri.
     The Obligor hereby waives presentment, demand of payment, protest and notice of non-payment and of protest and any and all other notices and demands whatsoever.
     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT THE OBLIGOR AND THE ISSUER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE OBLIGOR AND THE ISSUER REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE ISSUER AND THE OBLIGOR, EXCEPT AS THE ISSUER AND THE OBLIGOR MAY LATER AGREE IN WRITING TO MODIFY IT.
     This Note shall be governed by the laws of the State of Missouri.
     IN WITNESS WHEREOF, the Obligor has caused this Note to be executed in its name as of the day and year first above written.

SYNERGETICS DEVELOPMENT COMPANY, L.L.C.

By	/s/ Kurt W. Gampp
Title: Member

ENDORSEMENT

Pay to the order of UMB Bank, N.A., as Trustee, pursuant to the aforesaid Indenture authorizing $2,330,000 principal amount of Private Activity Revenue Bonds, Series 2004 (Synergetics Development Company Project), without recourse.

THE INDUSTRIAL DEVELOPMENT AUTHORITY
OF ST. CHARLES COUNTY, MISSOURI
	By	/s/
[SEAL]		Title: President

ATTEST:

/s/ Debra Wissmann Title: Assistant Secretary